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                                                                   EXHIBIT 99(f)


                    CONSENT OF THOMAS WEISEL PARTNERS LLC

   We hereby consent to (i) the inclusion of our opinion letter, dated October 29, 2001, to the Board of Directors of NetSilicon, Inc. (the "Company") as Annex F to the Proxy Statement/Prospectus of the Company and Digi International Inc. ("Digi") relating to the merger between the Company and Digi and (ii) all references to Thomas Weisel Partners LLC in the sections captioned "THE MERGER - Background of the Merger" and "THE MERGER - Opinion of Financial Advisor to NetSilicon", of the Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                    /s/ THOMAS WEISEL PARTNERS LLC



                                    San Francisco, CA
                                    November 26, 2001